Exhibit 10.61

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 2, 2015, is entered into between Twinlab Consolidated Holdings, Inc., a Nevada corporation with its principal place of business at 632 Broadway, Suite 201, New York, New York 10012 ("Company"), the David L. Van Andel Trust, under Trust Agreement dated November 30, 1993, a Michigan trust with an address at 3133 Orchard Vista Drive SE, Grand Rapids, MI 49546, ("Purchaser"), and David L. Van Andel, an individual with an address at 3133 Orchard Vista Drive SE, Grand Rapids, MI 49546 (“Van Andel”).

RECITALS

A.          Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.          Purchaser wishes to purchase, and Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate of 3,289,474 shares of common stock, par value $0.001 per share (the “Common Stock”), of Company, at a purchase price of $0.76 per share (the 3,289,474 shares of Common Stock to be purchased by Purchaser hereunder are referred to herein as the “Shares”).

C.          Van Andel, who serves as Trustee of Purchaser, is the holder of that certain Warrant Agreement, dated September 5, 2014, which was assumed by the Company on September 16, 2014 (the “2014 Warrant”). Subject to the purchase and sale agreements between Purchaser and Company on the terms set forth herein, Van Andel wishes to surrender the 2014 Warrant for no additional consideration.

D.          Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Warrant Agreement, substantially in the form attached hereto as Exhibit A (the “First Warrant Agreement”), pursuant to which, among other things, Company is granting Purchaser the right to purchase an additional 3,289,474 shares of Common Stock at a price of $0.01 per share.

E.          Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Warrant Agreement, substantially in the form attached hereto as Exhibit B (the “Second Warrant Agreement” and collectively with the First Warrant Agreement, the “Warrant Agreements”), pursuant to which, among other things, Company is granting Purchaser the right to purchase an additional 12,987,012 shares of Common Stock at a price of $0.385 per share.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Company shall issue and sell to Purchaser, and Purchaser shall purchase from Company, the Shares. The aggregate purchase price for the Shares shall be $2,500,000.24 (the "Purchase Price").

2.           Surrender of 2014 Warrant. Subject to the terms and conditions set forth herein, at the Closing, Van Andel shall for no additional consideration surrender to the Company the 2014 Warrant.

3.           Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m. on June 2, 2015 (the "Closing Date") at the offices of Wilk Auslander LLP, 1515 Broadway, 43rd Floor, New York, New York 10036, or at such other place or on such other date as Purchaser and Company may mutually agree upon in writing. At the Closing, Company shall deliver to Purchaser a stock certificate or certificates evidencing the Shares, and Purchaser shall deliver to Company the Purchase Price by wire transfer of immediately available funds to an account designated in writing by Company to Purchaser.

4.           Closing Deliveries.

(a)          On or prior to the Closing, Company shall issue, deliver or cause to be delivered to Purchaser the following:

(i)          this Agreement, duly executed by Company; and

(ii)         the Warrant Agreements, duly executed by Company.

(b)          On or prior to the Closing, Purchaser shall deliver or cause to be delivered to Company the following:

(i)          this Agreement, duly executed by Purchaser; and

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(ii)         the Purchase Price for the Shares in United States dollars and in immediately available funds, by wire transfer to Company’s account as previously provided to Purchaser.

(c)          On or prior to the Closing, Van Andel shall deliver or cause to be delivered to Company the following:

(i)          the original 2014 Warrant for surrender to and cancellation by Company.

5.           Closing Conditions.

(a)          The obligation of Company to issue and sell the Shares to Purchaser hereunder is subject to the satisfaction of the following conditions as of the Closing:

(i)           the representations and warranties of Purchaser and Van Andel in Section 7 hereof shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii)          Purchaser and Van Andel shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(iii)         Purchaser shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein; and

(b)          The obligation of Purchaser to purchase the Shares from Company is subject to the satisfaction of the following conditions as of the Closing:

(i)           the representations and warranties of Company in Section 6 shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

(ii)          Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(iii)         Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated herein;

6.           Representations and Warranties of Company. Company hereby represents and warrants to Purchaser as follows:

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(a)          Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Company is not in violation of any of the provisions of its articles of incorporation or bylaws. Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of Company, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which Company operates provided that such effects are not borne disproportionately by Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

(b)          Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of Company, and no further corporate action is required by Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals (as hereinafter defined). This Agreement has been duly executed by the Company and is the legal, valid and binding obligation of the Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

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(c)          The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of Company’s articles of incorporation or bylaws or otherwise result in a violation of the organizational documents of Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by Purchaser herein, of any self regulatory organization to which Company or its securities are subject), or by which any property or asset of Company is bound or affected), except in the case of clause (ii) and clause (iii) such as would not individually have a Material Adverse Effect. “Material Contract” means any contract of Company that has been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (including, for purposes hereof, any contracts that are required to be filed as an exhibit to a Form 10).

(d)          Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) filing of a report on Form 8-K disclosing the Company’s entry into this Agreement and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(e)          The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all Encumbrances suffered or permitted by Company, other than restrictions on transfer provided for in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(f)          There are no actions, suits, claims, investigations or other legal proceedings pending or, to the Company’s knowledge, threatened against or by Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. “Company’s Knowledge” means with respect to any statement made to the knowledge of Company, that the statement is based upon the actual knowledge of the officers of Company who, as of the date hereof, have responsibility for the matter or matters that are the subject of the statement.

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(g)          Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for twelve (12) months preceding and including the date hereof (or such shorter period as Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(h)          The financial statements of Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i)          Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 6 of this Agreement (without giving effect to any materiality qualifiers therein), no registration under the Securities Act is required for the offer and sale of the Securities by Company to Purchaser under this Agreement.

(j)          No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

7.           Representation and Warranties of Purchaser and Van Andel.

Purchaser represents and warrants as follows:

(a)          Purchaser is a trust duly organized, validly existing and in good standing under the laws of the State of Michigan.

(b)          Purchaser has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Company) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

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(c)          Purchaser is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Shares are not registered under the Securities Act, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(d)          No governmental, administrative or other third party consents or approvals are required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)          There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Purchaser, threatened against or by Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f)          Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any Shares which are derivatives thereof) to or through any person or entity; Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(g)          At the time Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Purchaser has previously delivered an Accredited Investor Questionnaire to Company indicating that Purchaser is an “accredited investor.” As of the date of this Agreement, circumstances have not changed such that Purchaser would not be an “accredited investor.”

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(h)          Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(i)           Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of Company’s representations and warranties contained in this Agreement. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(j)          Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.

(k)          Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(l)           No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

Van Andel represents and warrants as follows:

(m)         Van Andel is an individual residing in the State of Michigan, and with respect solely to Van Andel’s obligation to surrender the 2014 Warrant pursuant hereto, Van Andel represents and warrants that he is the holder of the 2014 Warrant free and clear of any liens or encumbrances and he has all requisite power and authority to enter into this Agreement and surrender the 2014 Warrant pursuant hereto and on the terms hereof.

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8.           Transfer Restrictions.

(a)           Notwithstanding any other provision of this Agreement, Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to Company, (iii) to an Affiliate of Purchaser, (iv) pursuant to Rule 144 under the Securities Act (“Rule 144”) (provided that Purchaser provides Company with reasonable assurances (in the form of seller and broker representation letters if required) that the securities may be sold pursuant to such rule) or Rule 144A, (v) pursuant to Rule 144 without the requirement that Company be in compliance with the current public information requirements of Rule 144 and without other restriction following the applicable holding period or (vi) in connection with a bona fide pledge, Company may require the transferor thereof to provide to Company an opinion of counsel selected by the transferor and reasonably acceptable to Company, the form and substance of which opinion shall be reasonably satisfactory to Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement.

(b)          Certificates evidencing the Shares shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required under Section 8(c) (and a stock transfer order may be placed against transfer of the certificates for the Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY.

In addition, if Purchaser is an Affiliate of Company, certificates evidencing the Shares issued to Purchaser shall bear a customary “affiliates” legend.

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(c)          Subject to Company’s right to request an opinion of counsel as set forth in Section 8(a), the legend set forth in Section 8(b) above shall be removable and Company shall issue or cause to be issued a certificate without such legend or any other legend (except for any “affiliates” legend as set forth in Section 8(b)) to the holder of the applicable Shares upon which it is stamped if (i) such Shares are registered for resale under the Securities Act (provided that, if Purchaser is selling pursuant to the effective registration statement registering the Shares for resale, Purchaser agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred in compliance with Rule 144 (if the transferor is not an Affiliate of Company), including without limitation in compliance with the current public information requirements of Rule 144 if applicable to Company at the time of such sale or transfer, and the holder and its broker have delivered customary documents reasonably requested by Company’s transfer agent and/or Company counsel in connection with such sale or transfer, or (iii) such Shares are eligible for sale under Rule 144 without the requirement that Company be in compliance with the current public information requirements of Rule 144 and without other restriction and Company counsel has provided written confirmation of such eligibility to the transfer agent. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the removal of such legend shall be borne by Company. At such time as a legend is no longer required for certain Shares, Company will no later than three (3) Business Days following the delivery by Purchaser to Company or the transfer agent (with concurrent notice and delivery of copies to Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, and together with such other customary documents as the transfer agent and/or Company counsel shall reasonably request), deliver or cause to be delivered to the transferee of Purchaser or Purchaser, as applicable, a certificate representing such Shares that is free from all restrictive and other legends. Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 8(c).

(d)          Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. Purchaser acknowledges that the delivery of the Shares and any removal of any legends from certificates representing the Shares as set forth in this Section 8 is predicated on Company’s reliance upon Purchaser’s acknowledgement in this Section 8(d).

9.           Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

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10.          Indemnification. Company shall indemnify Purchaser and hold Purchaser harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Purchaser resulting from any breach of any representation, warranty, covenant or agreement made by Company herein or in any instrument or document delivered to Purchaser pursuant hereto.

11.          Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

12.          Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of Purchaser and Company or (b) by either Purchaser or Company if (i) a breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within 10 days following receipt by the breaching party of written notice of such breach, or (ii) the Closing does not occur by July 1, 2015. Upon termination, all further obligations of the parties under this Agreement shall terminate without liability of any party to the other parties to this Agreement, except that no such termination shall relieve any party from liability for any fraud or willful breach of this Agreement.

13.          Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

14.          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "Notice") shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

15.          Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

16.          Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

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17.          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

18.          Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

19.          Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20.          Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

DAVID L. VAN ANDEL TRUST, UNDER TRUST AGREEMENT DATED NOVEMBER 30, 1993

By:	/s/ David L. Van Andel
Name:	David L. Van Andel
Title:	Trustee

Soley with respect to the provisions of this Agreement regarding surrender of the 2014 Warrant:

/s/ David L. Van Andel
David L. Van Andel, an individual

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